Exhibit 4.2

EXECUTION VERSION

LEVEL 3 COMMUNICATIONS, INC.

$600,000,000 5.75% Senior Notes due 2022

REGISTRATION AGREEMENT

New York, New York
December 1, 2014

To:                             Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

Barclays Capital Inc.

Goldman, Sachs & Co.

Jefferies LLC
J.P. Morgan Securities LLC

In care of:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Jefferies LLC
520 Madison Avenue
New York, NY 10022

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

This Registration Agreement (this “Agreement”), dated December 1, 2014, is entered into by and among Level 3 Communications, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., Jefferies LLC and J.P. Morgan Securities LLC (the “Purchasers”). The Company proposes to issue and sell to the Purchasers, upon the terms set forth in a purchase agreement dated November 17, 2014 (the “Purchase Agreement”), $600,000,000 aggregate principal amount of its 5.75% Senior Notes due 2022 (the “Original Notes”) (such sale, the “Initial Placement”). As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Original Notes (including you) (each of the foregoing a “Holder” and together the “Holders”), as follows:

1.  Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Prospectus” means the prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Notes covered by such Exchange Offer Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Exchange Offer Registration Period” means the 270-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” means any Holder (which may include the Purchasers) which is a broker-dealer electing to exchange Original Notes acquired for its own account as a result of market-making activities or other trading activities for New Notes.

“Holder” has the meaning set forth in the introductory paragraph hereto.

“Indenture” means the Indenture relating to the Original Notes and the New Notes, dated as of December 1, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Company” has the meaning specified in the first introductory paragraph hereto.

“Initial Placement” has the meaning set forth in the introductory paragraph hereto.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of the Original Notes and the New Notes registered under a Registration Statement.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.

“New Notes” means debt securities of the Company identical in all material respects to the Original Notes (except that the interest rate step-up provisions and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture.

“Original Notes” has the meaning set forth in the introductory paragraph hereto.

“Purchase Agreement” has the meaning specified in the first introductory paragraph hereto.

“Purchasers” has the meaning specified in the introductory paragraph hereto.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Original Notes or the New Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Registered Exchange Offer” means the proposed offer to the Holders to issue and deliver to such Holders, in exchange for the Original Notes, a like principal amount of the New Notes.

“Registration Securities” has the meaning set forth in Section 3(a) hereof.

“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Original Notes or the New Notes pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some of or all the Original Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” means the trustee with respect to the Original Notes and the New Notes under the Indenture.

“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

2.  Registered Exchange Offer; Resales of New Notes by Exchanging Dealers; Private Exchange.

(a)  The Company shall prepare and, not later than August 28, 2015 (such date being 270 days after the date hereof), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act not later than November 26, 2015 (such date being 360 days after the date hereof).

(b)  Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Original Notes for New Notes (assuming that such Original Notes do not constitute a portion of an unsold allotment acquired by such Holder directly from the Company, such Holder is not an Affiliate of the Company, such Holder acquires the New Notes in the ordinary course of its business and such Holder has no arrangements with any person to participate in the distribution of the New Notes) to trade such New Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)  In connection with the Registered Exchange Offer, the Company shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

(iv) comply in all material respects with all applicable laws.

(d)  As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i) accept for exchange all Original Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation all Original Notes so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Original Notes a principal amount of New Notes equal to the principal amount of the Original Notes of such Holder so accepted for exchange.

(e)  The Purchasers and the Company acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Original Notes acquired for its own account as a result of market-making activities or other trading activities.  Accordingly, the Company shall:

(i) include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (it being understood that a Holder’s participation in the Exchange Offer is conditioned on the Holder, by executing and returning the Letter of Transmittal, representing in writing to the Company as set forth in Rider B of Annex D hereto); and

(ii) use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 4(h) below.

(f)  In the event that any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Original Notes constituting any portion of an unsold allotment, at the request of such Purchaser, the Company shall issue and deliver to such Purchaser or the party purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Purchaser, in exchange for such Original Notes, a like principal amount of New Notes.  The Company shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

3.  Shelf Registration.  If, (i) because of any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, or (ii) for any other reason the Exchange Offer

Registration Statement is not declared effective by November 26, 2015 (such date being 360 days after the date hereof) or the Registered Exchange Offer is not consummated on or prior to the later of (x) December 26, 2015 (such date being 390 days after the date hereof) and (y) 30 business days following the initial effectiveness date of the Exchange Offer Registration Statement, or (iii) any Purchaser so requests with respect to Original Notes (or any New Notes received pursuant to Section 2(f)) not eligible to be exchanged for New Notes in a Registered Exchange Offer or, in the case of any Purchaser that participates in any Registered Exchange Offer, such Purchaser does not receive freely tradable New Notes, or (iv) any Holder (other than a Purchaser) is not eligible to participate in the Registered Exchange Offer or (v) in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable New Notes in exchange for tendered securities, other than by reason of such Holder being an affiliate of the Company within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, (x) the requirement that a Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of New Notes acquired in exchange for such Original Notes shall result in such New Notes being not “freely tradeable” but (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Original Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not “freely tradeable”), the following provisions shall apply:

(a)  The Company shall as promptly as practicable (but in no event after the later of (i) August 28, 2015 (such date being 270 days after the date hereof) and (ii) 45 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use its commercially reasonable efforts to cause to become effective under the Securities Act, or, if permitted by Rule 430B under the Securities Act, otherwise designate an existing registration statement filed with the Commission as, a Shelf Registration Statement relating to the offer and sale of the Original Notes or the New Notes, as applicable, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement (such Original Notes or New Notes, as applicable, to be sold by such Holders under such Shelf Registration Statement being referred to herein as “Registration Securities”); provided, however, that, with respect to New Notes received by a Purchaser in exchange for Original Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.  Unless the Shelf Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Company shall include the information required by Rule 430B(b)(2)(iii) under the Securities Act.

(b)  The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of one year from the date the Shelf Registration Statement becomes effective or is designated as such or such shorter period that will terminate when all the Original Notes or New Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”).  The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if the Company voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by such party in good faith and for valid business reasons (not including avoidance of the obligations of the Company hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

4.  Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a)  (i)  The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Exchange Offer Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its commercially reasonable efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you reasonably may propose.

(ii) The Company shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Shelf Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its commercially reasonable efforts to reflect in each such document, when so filed or designated with the Commission, such comments as any Holder whose securities are to be included in such Shelf Registration Statement reasonably may propose.

(b)  The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  (1) The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

(i) when a Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement designated as a Shelf Registration Statement, when it is so designated) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated); and

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

(2)  The Company shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number or e-mail address and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

(i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iii) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

Each such Holder or Exchanging Dealer agrees by its acquisition of such securities to be sold by such Holder or Exchanging Dealer, that, upon being so advised by the Company of any event described in clause (iii) of this paragraph (c)(2), such Holder or Exchanging Dealer will forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed.

(d)  The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

(e)  The Company shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f)  The Company shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g)  The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(h)  The Company shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New

Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

(i)  Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(j)  The Company shall cooperate with the Holders of Original Notes to facilitate the timely preparation and delivery of certificates representing Original Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

(k)  Upon the occurrence of any event contemplated by paragraph (c)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)  Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Company shall provide a CUSIP number for each of the Original Notes or the New Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Original Notes or New Notes, in a form, if requested by the applicable Holder or Holder’s counsel, eligible for deposit with The Depository Trust Company or any successor thereto under the Indenture.

(m)  The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to the security holders of the

Company a consolidated earning statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(n)  The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any Shelf Registration Statement or Exchange Offer Registration Statement.

(o)  The Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company in writing such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement.  The Company may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request.  Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.  Each Holder further agrees that neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf will make any offer relating to the securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company (and except for as otherwise provided in any underwriting agreement entered into by the Company and any such underwriter).

(p)  The Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and the Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(q)  (i)  In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Original Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 6 hereof.

(ii)  Without limiting in any way paragraph (q)(i), no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Company or the Managing Underwriters in connection with such underwriting arrangements.

(r)  In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) cause the officers, directors and employees of the Company to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by an issuer to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain “cold comfort” letters (or, in the case of any person that does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72 or any successor standard, an “agreed-upon procedures” letter under Statement on Auditing Standards No. 35 or any successor standard) and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(r) shall be performed (A) on the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of such Registration Statement and each post-effective amendment thereto and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(s)  In the case of any Exchange Offer Registration Statement, the Company shall (i) make reasonably available for inspection by each Purchaser, and any attorney, accountant or other agent retained by such Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such person; (ii) cause the officers, directors and employees of the Company to supply all relevant information reasonably requested by such Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by such Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to such Purchaser, in form, substance and scope as are customarily made by an issuer to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Purchaser and its counsel), addressed to such Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Purchaser or its counsel; (v)

obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to such Purchaser, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings, or if requested by such Purchaser or its counsel in lieu of a “cold comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35 or any successor standard, covering matters requested by such Purchaser or its counsel; and (vi) deliver such documents and certificates as may be reasonably requested by such Purchaser or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.  The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(s) shall be performed (A) at the close of the Registered Exchange Offer and (B) on the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

5.  Registration Expenses.  The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (in addition to one local counsel in each relevant jurisdiction) designated by the Majority Holders to act as counsel for the Holders in connection therewith.  Notwithstanding the foregoing, the Holders of the securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above in this Section 5, transfer taxes on resale of any of the securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

6.  Indemnification and Contribution.  (a)  In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of securities covered thereby (including each Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each other person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or in any issuer free writing prospectus approved for use by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify or contribute to Losses (as defined below) of, as provided in Section 6(d), any underwriters of Original Notes or New Notes registered under a Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

(b)  Each Holder of securities covered by a Registration Statement (including each Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Holders and controlling persons.  An indemnifying party shall not be liable under this Section 6 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then the Company and the Holders, as applicable, in lieu of indemnifying such indemnified party, shall, and in the case of the Holders shall severally but not jointly, contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Holders may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Holders, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Purchaser or any subsequent Holder of any Original Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Original Note, or in the case of a New Note, applicable to the security which was exchangeable into such New Note, as set forth in the Final Memorandum and in the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Holders severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum and in the Purchase Agreement and (y) the total amount of additional interest which the Company was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses.  Benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Final Memorandum and in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Original Notes or New Notes, as applicable, registered under the Securities Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, on the one hand, or by Holders, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each of its officers who shall have signed the Registration Statement and each of its directors shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)  The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser, any other Holder,

the Company or any underwriter or any of the officers, directors or controlling persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.  Miscellaneous.

(a)  No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b)  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Original Notes (or, after the consummation of any Exchange Offer in accordance with Section 2 hereof, of New Notes); provided that, with respect to any matter that directly or indirectly affects the rights of any Purchaser hereunder, the Company shall obtain the written consent of each such Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of securities being sold rather than registered under such Registration Statement.

(c)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:

(1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to Citigroup Global Markets Inc. by facsimile (212-816-7912), Merrill Lynch, Pierce, Fenner & Smith Incorporated by facsimile (212-901-7897), Morgan Stanley & Co. LLC by facsimile (212-507-8308), Barclays Capital Inc., Goldman, Sachs & Co. by facsimile (212-902-9316), Jefferies LLC and J.P. Morgan Securities LLC and confirmed by mail to them at, respectively, 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, 50 Rockefeller Plaza, New York, New York 10020, Attention: High Yield Legal Department, 1585 Broadway, New York, NY 10036, Attention: High Yield Syndicate Desk, 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration, 200 West Street, New York, NY 10282, Attention: Prospectus Department, Jefferies LLC at 520 Madison Avenue,

New York, NY 10022, Attention: General Counsel, and 383 Madison Avenue, New York, NY 10179, Attention: Jessica Kearns; and

(2) if to you, initially at the applicable address set forth in the Purchase Agreement; and

(3) if to the Company, initially at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company or subsequent Holders of Original Notes and/or New Notes.  The Company hereby agrees to extend the benefits of this Agreement to any Holder of Original Notes and/or New Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(h)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i)  Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Original Notes or New Notes is required hereunder, Original Notes or New Notes, as applicable, held by the Company or its Affiliates (other than subsequent Holders of Original Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Original Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)  Termination.  This Agreement shall automatically terminate, without any further action on the part of the Company or the Purchasers, upon the termination or cancellation of the Purchase Agreement prior to the Closing Date.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

Level 3 Communications, Inc.

By:	/s/ John M. Ryan
Name:	John M. Ryan
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature page to the Level 3 Registration Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	Citigroup Global Markets Inc.

By:	/s/ Stuart Dickson
Name:	Stuart Dickson
Title:	Managing Director

[Signature page to the Level 3 Registration Agreement]

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Bernard Tsang
Name:	Bernard Tsang
Title:	Director

[Signature page to the Level 3 Registration Agreement]

By:	Morgan Stanley & Co. LLC

By:	/s/ Reagan Philipp
Name:	Reagan Philipp
Title:	Authorized Signatory

[Signature page to the Level 3 Registration Agreement]

By:	Barclays Capital Inc.

By:	/s/ Robert Chen
Name:	Robert Chen
Title:	Managing Director

[Signature page to the Level 3 Registration Agreement]

By:	Goldman, Sachs & Co.

By:	/s/ Richard Cohn
Name:	Richard Cohn
Title:	Managing Director

[Signature page to the Level 3 Registration Agreement]

By:	Jefferies LLC

By:
Name:	Prem Parameswaran
Title:	Managing Director, Global Head — Media
& Telecom Investment Banking

[Signature page to the Level 3 Registration Agreement]

By:	J.P. Morgan Securities LLC

By:	/s/ Varun Rastogi
Name:	Varun Rastogi
Title:	Executive Director

[Signature page to the Level 3 Registration Agreement]

ANNEX A

Each broker-dealer that receives New Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, starting on the date hereof (the “Expiration Date”) and ending on the close of business on the day that is 270 days following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.  The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 270 days following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until [           ], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.*

The Company will not receive any proceeds from any sale of New Notes by broker-dealers.  New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes.  Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 270 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (other than the expenses of counsel for the Holders of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

* In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer Prospectus.

ANNEX C

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

Rider A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes.  If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.